SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) March 29, 2007

VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Monroe Avenue, Pittsford, New York 14534

(Address of Principal Executive Offices including zip code)

(585) 381-6000

(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into Material Definitive Agreements
On March 29, 2007, the Compensation Committee of the Board of Directors of the Registrant approved a bonus arrangement and opportunity for David G. Mazzella, President and Chief Executive Officer. The bonus opportunity is based on achieving specific minimum levels of Reported Net Sales and Operating Income for the calendar year ending December 31, 2007. If these specific financial performance goals are achieved, Mr. Mazzella will earn $165,000 under this bonus arrangement. If only one of these goals is achieved, Mr. Mazzella will receive $82,500. In the event one of these goals was not met but the actual achievement was close to the specific minimum level, the Compensation Committee retains the discretion to award a bonus to Mr. Mazzella. In the event a specific minimum goal is substantially exceeded, the Compensation Committee may, in its discretion, award Mr. Mazzella a higher bonus amount. A copy of the letter agreement incorporating the terms of the bonus arrangement is attached as an Exhibit.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1 Veramark Technologies, Inc. letter dated March 29, 2007.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007	Veramark Technologies, Inc. (Registrant)
By /s/ Ronald C. Lundy
Ronald C. Lundy
Vice President of Finance & CFO

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Bonus arrangement dated March 29, 2007 between David G. Mazzella and Veramark Technologies, Inc. (the “Registrant”).